Exhibit 32

                Certification pursuant to 18 U.S.C Section 1350,
                                  as amended by
                  Section 906 of the Sarbanes-Oxley Act of 2002



      George Strayton, President and Principal Executive Officer, and Paul A. Maisch, Executive Vice President and Principal Financial Officer of Provident New York Bancorp (the "Company"), each certify in his capacity as an officer of Provident New York Bancorp that he has reviewed the Annual Report of Provident New York Bancorp on Form 10-K for the year ended September 30, 2006 and that to the best of his knowledge:

      (1) the report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

      (2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.


      December 11, 2006                /s/ George Strayton
      ------------------------         -----------------------------------------
      Date                             George Strayton
                                       President and Principal Executive Officer


      December 11, 2006                /s/ Paul A. Maisch
      ------------------------         -----------------------------------------
      Date                             Paul A. Maisch
                                       Executive Vice President and Principal
                                       Financial Officer


The purpose of this  statement  is solely to comply  with Title 18,  Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Provident New York Bancorp and will be retained by Provident New York Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.